                                 EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of September 30, 1998, by and between Wavetek Wandel & Goltermann, Inc., a Delaware corporation (the "Company"), and Ben Constantini (the "Employee").

          WHEREAS, Employee has been employed as an executive officer of Company; and

          WHEREAS, Company and Employee wish to set forth the terms of the Employee's continued employment by Company;

          NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

          1.   EMPLOYMENT.

          Company hereby employs Employee, and Employee agrees to serve as an employee of the Company, on the terms and conditions set forth in this Agreement.

          2.   PERIOD OF EMPLOYMENT.

          The "Period of Employment" shall be the period commencing on September 30, 1998, and ending on September 29, 2000; PROVIDED, HOWEVER, that commencing on September 30, 1999 and on the September 30 of each year thereafter, the term of the Agreement shall automatically be extended for one additional year unless at least 30 days prior to any such date, Company or Employee shall have given notice in accordance with Section 11 hereof that such extension shall not occur.

          3.   DUTIES DURING THE PERIOD OF EMPLOYMENT.

          During the Period of Employment, Employee shall serve as Executive Vice President, Sales of the Company and shall have such duties and responsibilities as are assigned to Employee by the Board of Directors of Company commensurate with such position. Employee shall devote Employee's full business time, attention and efforts to the affairs of Company during the Period of Employment, PROVIDED, HOWEVER, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations as Company may from time to time agree to, and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Company and its affiliates.

          In performing such duties, Employee's principal place of employment shall be at the offices of the Company set forth on Exhibit A.

          4.   CURRENT CASH COMPENSATION.

          As compensation for Employee's services hereunder, during the Period of Employment Employee will be entitled to target total compensation at the annual rate of $350,000 of which: (i) 70% shall be base salary, payable in accordance with the Company's payroll practices for senior executives and (ii) 30% shall be target bonus, payable in accordance with Company's annual bonus plan. Company shall review such target total compensation annually and in light of such review may, in the discretion of the Board of Directors of Company (but shall not be obligated to), increase such target total compensation taking into account any change in Employee's then responsibilities, increases in the cost of living, performance by Employee, and other pertinent factors.

          5.   OTHER EMPLOYEE BENEFITS.

          (a)  VACATION AND SICK LEAVE.

          Employee shall be entitled to reasonable paid annual vacation periods and sick leave in accordance with the Company's executive vacation and sick leave policies.

          (b)  REGULAR REIMBURSED BUSINESS EXPENSES.

          Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.

          (c)  EMPLOYEE BENEFIT PLANS.

          In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans for U.S. executives, as presently in effect or as they may be modified or added to by Company from time to time.

          (d)  EXECUTIVE COMPENSATION PLANS.

          In addition to the cash compensation provided for in Section 4 hereof and the employee benefits provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's executive compensation plans, as presently in effect or as they may be modified or added to by Company from time to time.

          (e)  ADDITIONAL BENEFITS.

          In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit and executive compensation plans provided in paragraphs (c) and (d) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A.

          6.   TERMINATION.

          (a)  TERMINATION BY COMPANY WITHOUT CAUSE.

          If Company should terminate the Period of Employment without Cause as defined below, in addition to any other compensation and benefits payable as provided for hereunder, Company shall pay to Employee a lump sum amount equal to the base salary payable to Employee pursuant to Section 4 as of the date of termination of the Period of Employment for the greater of (i) the balance of the Period of Employment or (ii) twelve months.

          In addition to the payment provided for above, in the event of such termination all stock options held by Employee to purchase stock of Company which would otherwise vest on or before January 5, 2000 shall become immediately and fully vested. Notwithstanding anything contained herein to the contrary, such stock option vesting is conditioned on Employee's execution of Company's severance and general release agreement.

          "Cause" shall mean the willful and continued failure by Employee to use reasonable efforts to substantially perform Employee's duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by the Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; conviction of, or plea of NOLO CONTENDERE to, a felony; habitual abuse of narcotics or alcohol; fraud, material dishonesty or gross misconduct in connection with the business of the Company.

          (b)  TERMINATION BY EMPLOYEE; TERMINATION BY COMPANY FOR CAUSE.

          Employee shall have the right, upon 30 days' prior written notice given to Company, to terminate the Period of Employment. If Employee should terminate the Period of Employment (except as provided in paragraph (c) below) or Company should terminate the Period of Employment for Cause, Employee will be entitled only to be paid the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 through the end of the month in which the Period of Employment is terminated.

          (c)  TERMINATION AT END OF INITIAL PERIOD OF EMPLOYMENT.

          Company shall pay to Employee a lump sum amount equal to twelve months' base salary payable pursuant to Section 4 at the rate then in effect if the Period of Employment terminates on September 29, 2000 pursuant to (i) notice given by either party pursuant to Section 2 or (ii) at least 90 days' prior written notice by Employee.

          7.   CONFIDENTIAL INFORMATION.

          Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of Company and any affiliate of Company learned by Employee from

Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.

          8.   NONCOMPETITION AGREEMENT.

          Without the consent in writing of the Board of Directors of Company which will not be unreasonably withheld, upon termination of Employee's employment for any reason whatsoever, Employee will not for a period of one year thereafter (i) engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate, adviser or consultant of any person, partnership or corporation, any business in competition with the business carried on by Company or any of its affiliates or (ii) employ or seek to employ any person then employed by the Company or any of its affiliates. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than five percent (5%) of any publicly traded corporation (whether or not such corporation is in competition with Company or its affiliates).

          It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

          Employee confirms that all restrictions in this Section are reasonable and valid and hereby waives all defenses to the strict enforcement thereof by Company.

          9.   REMEDY.

          Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 and 8 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

          10.  GOVERNING LAW.

          This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          11.  NOTICES.

          All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice.
 Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

          (a)  Employee, to:

               Ben Constantini
               Rohrer Strasse 117
               70771 Leinfelden-Echterdingen
               Germany

          (b)  Company, to:

               Wavetek Wandel & Goltermann, Inc.
               1030A Swabia Court
               P.O. Box 113585
               Research Triangle Park, North Carolina  27709-3585

               Attention:  Chief Executive Officer

          In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

          12.  MISCELLANEOUS.

          (a)  ENTIRE AGREEMENT.

          This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

          (b)  WITHHOLDING TAXES.

          All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                              WAVETEK WANDEL & GOLTERMANN, INC.

                              By: /s/ Terence J. Gooding
                                  ------------------------------------
                                    Terence J. Gooding
                                    Co-Chairman of the Board of Directors


                                  /s/ Ben Constantini
                                  ------------------------------------
                                        Ben Constantini

                      EXHIBIT A TO EMPLOYMENT AGREEMENT
                  BETWEEN WAVETEK WANDEL & GOLTERMANN, INC.
                             AND BEN CONSTANTINI


PRINCIPAL PLACE OF EMPLOYMENT

     Eningen, Germany; Employee will also be provided with an office in the United States

ADDITIONAL BENEFITS

     1. LIVING EXPENSES AND PERSONAL EFFECTS. Company shall reimburse Employee for (i) the rental expenses of an apartment in Germany (including utilities) in excess of $1,500 per month and (ii) furniture for such apartment; provided, however, that the cost of such apartment and furniture must be agreed to by Company's Chief Executive Officer. Company shall make an additional payment to Employee to "gross-up" Employee for the income taxes payable on such reimbursement. In addition, Company shall pay Employee the sum of DM 5,000 to be used by Employee for miscellaneous items in such apartment (e.g., towels, sheets, dishes, silverware, etc.), together with an additional payment to "gross-up" Employee for the income taxes payable on such DM 5,000 payment.

     Company will also pay Employee a cost of living allowance to cover a market basket of goods and services to compensate Employee for the increased cost of such goods and services in Germany over and above the cost thereof in the United States.

     2. AUTOMOBILE. Company shall provide Employee with the use of a car of his choice in Germany, subject to the approval of the Company's Chief Executive Officer, and Company shall pay all expenses of such car, including gas, oil, repairs and insurance.

     3. RELOCATION EXPENSES. Company shall reimburse Employee for expenses incurred in relocating to the Eningen area in accordance with Company's standard relocation policy. At the end of the Period of Employment, unless such termination is for Cause, Company shall reimburse Employee for expenses incurred in relocating to the San Diego, California area as if it were covered by Company's standard relocation policy.

     4. AIR FARE. Company will reimburse Employee for the reasonable cost of roundtrip airfare between Germany and San Diego, California for two trips per year.

     5. TAX EQUALIZATION. Company shall make tax equalization payment to Employee (at U.S. income tax rates) in respect of German income tax payable by Employee during the taxable years which begin during the Period of Employment.

     6. TAX RETURN PREPARATION. Company shall pay Ernst & Young (or another nationally recognized accounting firm) to prepare Employee's United States and German income tax returns for the taxable years which begin during the Period of Employment.

     7. SPECIAL BONUS. On September 28, 2000, Company shall pay Employee a special bonus equal to one year's base salary (at the annual rate then in effect), regardless of whether Employee has given notice under paragraph (c) of Section 6 of this Agreement. If Company terminates the Period of Employment prior to such date, other than for Cause, Company shall pay such special bonus to Employee in addition to the payments provided for in paragraphs (a) and (c) of Section 6 of this Agreement.


                                     -2-